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                                                                  EXHIBIT 3.1.18

                            ARTICLES OF ORGANIZATION

                                       OF

                            SCI PLANT NO. 12, L.L.C.

         The undersigned, being a natural person of eighteen years of age or more, hereby establishes a limited liability company under the name of SCI Plant No. 12, L.L.C., adopting and filing in duplicate these articles of organization in accordance with the provisions of the Colorado Limited Liability Company Act (the "Act"):

         1. The name of the limited liability company is SCI Plant No. 12, L.L.C. (the "Company").

         2. The name and business address of the Company's registered agent for service of process is:

                           The Corporation Company
                           1675 Broadway
                           Denver, Colorado 80202

         3. Management of the Company is vested in the members. The members may appoint a person to handle day to day administrative and other duties in connection with the Company's business. The name and business address of the initial member is:

                           SCI Technology, Inc.
                           P.O. Box 1000
                           Huntsville, Alabama 35807

         4.       The name and address of the organizer is:

                           Hendrik F. Jordaan
                           Holme Roberts & Owen, LLP
                           90 South Cascade, Suite 1300
                           Colorado Springs, Colorado 80903

         5. Except to the extent Section 7-80-108 of the Act expressly provides otherwise, the operating agreement of the Company shall govern the rights, duties, limitations, qualifications and relations among the members, the members' assignees and transferees, and the Company.

         Executed this 31st day of March, 2000.

                                     /s/ Hendrik F. Jordaan
                                    --------------------------------------------
                                    Hendrik F. Jordaan, Organizer